As filed with the Securities and Exchange Commission on December 8, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GITLAB INC.
(Exact name of Registrant as specified in its charter)

Delaware	47-1861035
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
Address Not Applicable1
(Address of principal executive offices) (Zip code)
GitLab Inc. 2015 Equity Incentive Plan
(Full titles of the plans)
Corporation Service Company
251 Little Falls Drive
Wilmington, DE 19808
(800) 927-9800
(Name, address and telephone number, including area code, of agent for service)

Copies to:

1 1We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process named above, or to the email address: reach.GitLab@GitLab.com.

Cynthia Hess Steven Levine James Evans Ran Ben-Tzur Aman Singh Ryan Mitteness Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Robin J. Schulman Chief Legal Officer and Corporate Secretary GitLab Inc. Address Not Applicable

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.0000025 par value per share(3)	10,929,028	$87.82	$959,787,239	$88,973

(1)    Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the stock option awards set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.
(2)    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the average of the high and low prices of the Registrant’s common stock on December 6, 2021 as reported on the Nasdaq Stock Market.
(3)    Represents shares of Class A common stock issued under equity awards granted under the GitLab, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) issued to certain current and former employees, consultants and advisors of the Registrant upon exercise of stock option awards.

EXPLANATORY NOTE
This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of GitLab, Inc. (“us,” “we” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current and former employees, consultants, and advisors of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS
GITLAB, INC.
10,929,028 Shares of Common Stock

This prospectus relates to 10,929,028 shares of Class A common stock, par value $0.0000025 per share (the “Shares”), of GitLab, Inc., which may be offered from time to time by certain stockholders that are our current or former employees, consultants, and advisors (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to our 2015 Equity Incentive Plan.
The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.
Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GTLB.” On December 6, 2021, the last reported sale price of our Class A common stock, was $87.82 per share.
The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he, she or it is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 3 of this prospectus.
The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2021

Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the Selling Stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.
GitLab, the GitLab logo, and other registered or common law trade names, trademarks, or service marks of GitLab appearing in this prospectus are the property of GitLab. This prospectus contains additional trade names, trademarks, and service marks of ours and of other companies. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with these other companies, or endorsement or sponsorship of us by these other companies. Other trademarks appearing in this prospectus are the property of their respective holders. Solely for convenience, our trademarks and trade names referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor, to these trademarks and trade names. Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” and “GitLab,” refer to GitLab, Inc. and its consolidated subsidiaries.

THE COMPANY
GitLab Inc.
We believe in an innovative world powered by software. To realize this vision, we pioneered The DevOps Platform, a fundamentally new approach to DevOps consisting of a single codebase and interface with a unified data model. The DevOps Platform allows everyone to contribute to build better software rapidly, efficiently, and securely.
Today, every industry, business, and function within a company is dependent on software. To remain competitive and survive, nearly all companies must digitally transform and become experts at building and delivering software.
GitLab is The DevOps Platform, a single application that brings together development, operations, IT, security, and business teams to deliver desired business outcomes. Having all teams on a single application with a single interface represents a step change in how organizations plan, build, secure, and deliver software.
The DevOps Platform accelerates our customers’ ability to create business value and innovate by reducing their software development cycle times from weeks to minutes. It removes the need for point tools and delivers enhanced operational efficiency by eliminating manual work, increasing productivity, and creating a culture of innovation and velocity. The DevOps Platform also embeds security earlier into the development process, improving our customers’ software security, quality, and overall compliance.
DevOps is the set of practices that combines software development (dev) and IT operations (ops). It aims to allow teams to collaborate and work together to shorten the development lifecycle and evolve from delivering software on a slow, periodic basis to rapid, continuous updates. When DevOps started, each team bought their own tools in isolation, leading to a “Bring Your Own DevOps” environment. The next evolution was standardizing company-wide on the same tool for each stage across the DevOps lifecycle. However, these tools were not connected, leading to a “Best in Class DevOps” environment. Companies tried to remedy this fragmentation and inefficiency by manually integrating these DevOps point solutions together defining the next phase: “DIY DevOps.”
Risk Factors
Our business is subject to numerous risks and uncertainties, including those described below. These risks include, but are not limited to, the following:
●    Our business and operations have experienced rapid growth, and if we do not appropriately manage future growth, if any, or are unable to improve our systems, processes and controls, our business, financial condition, results of operations, and prospects will be adversely affected.
●    Our recent growth may not be indicative of our future growth, and we may not be able to sustain our revenue growth rate in the future. Our growth also makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.
●    We have a history of losses, anticipate increases in our operating expenses in the future, and may not achieve or sustain profitability on a consistent basis. If we cannot achieve and sustain profitability, our business, financial condition, and operating results may be adversely affected.
●    We face intense competition and could lose market share to our competitors, which would adversely affect our business, operating results, and financial condition.
●    The market for our services is new and unproven and may not grow, which would adversely affect our future results and the trading price of our common stock.
●    Our business depends on our customers purchasing and renewing subscriptions and purchasing additional subscriptions and services from us. Any decline in our customer renewals and expansions could harm our future operating results.
●    Transparency is one of our core values. While we will continue to prioritize transparency, we must also promote “responsible” transparency as transparency can have unintended consequences and detrimental impact on our business and competitive position.
●    We have a publicly available company Handbook that may not be up to date or accurate which at times may result in negative third party scrutiny or be used in ways that adversely affects our business.
●    Security and privacy breaches may hurt our business.
●    Customers may choose to stay on our open-source or free SaaS product offering instead of converting into a paying customer.
●    Our operating results may fluctuate significantly, which could make our future results difficult to predict and could adversely affect the trading price of our common stock.
●    We have a limited operating history which makes it difficult to evaluate our current business and future prospects and may increase the risks associated with your investment.

●    We have experienced rapid growth in recent periods. If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service or adequately address competitive challenges.
●    We may not be able to respond to rapid technological changes with new solutions, which could have a material adverse effect on our operating results.
●    We contract with our team members in various ways, including hiring directly, through professional employer organizations, or PEOs and as independent contractors. As a result of these methods of engagement, we face certain challenges and risks that can affect our business, operating results, and financial condition.

Corporate Information
We were incorporated in the State of Delaware as GitLab Inc. in September 2014. We are a remote-only company, meaning that all of our team members work remotely. Due to this, we do not currently have a principal executive office. Our website address is https://about.gitlab.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our Class A common stock. Unless otherwise indicated, the terms “GitLab,” the “company,” “we,” “us,” and “our” refer to GitLab Inc. and our subsidiaries, and references to our “common stock” include our Class A common stock and Class B common stock.

    RISK FACTORS
An investment in shares of our common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-259602), initially filed with the Securities and Exchange Commission on September 17, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

    SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future operating results and financial condition, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
●    our future financial performance, including our expectations regarding our total revenue, cost of revenue, gross profit or gross margin, operating expenses, including changes in operating expenses and our ability to achieve and maintain future profitability;
●    our business plan and our ability to effectively manage our growth;
●    our total market opportunity;
●    anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;
●    market acceptance of The DevOps Platform and our ability to increase adoption of The DevOps Platform;
●    beliefs and objectives for future operations;
●    our ability to further penetrate our existing customer base and attract, retain, and expand our customer base;
●    our ability to timely and effectively scale and adapt The DevOps Platform;
●    our ability to develop new features and bring them to market in a timely manner;
●    the impact of the COVID-19 pandemic on our operations, financial results, and liquidity and capital resources, including on customers, sales, expenses, and team members;
●    our expectations to grow our partner network;
●    our ability to maintain, protect, and enhance our intellectual property;
●    our ability to continue to expand internationally;
●    the effects of increased competition in our markets and our ability to compete effectively;
●    future acquisitions or investments in complementary companies, products, services, or technologies;
●    our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business both in the United States and internationally;
●    economic and industry trends, projected growth, or trend analysis;
●    increased expenses associated with being a public company; and
●    other statements regarding our future operations, financial condition, and prospects and business strategies.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

    USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our common stock as of October 31, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”
The Shares offered by the Selling Stockholders hereunder consist of an aggregate of 10,929,028 outstanding Shares acquired by certain of our current and former employees (including officers), consultants and advisors upon the exercise of stock options granted under the Plan. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 31, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
We have based percentage ownership of our common stock prior to this offering on 12.591 million shares of our Class A common stock outstanding as of October 31, 2021.

	Class A Shares Beneficially Owned Prior to the Offering		Class A Shares Being Offered	Class A Shares Beneficially Owned After the Offering (1)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Michael McBride	896,506	6.6%	896,506	0	*
Brian Robins(2)	500,000	3.8%	500,000	0	*
Sue Bostrom	317,500	2.5%	317,500	0	*
Karen Blasing	150,000	1.2%	150,000	0	*
Godfrey Sullivan	150,000	1.2%	150,000	0	*
Scott Williamson	147,301	1.2%	147,301	0	*
Craig Mestel	32,235	*	32,235	0	*
Robin J. Schulman	31,235	*	31,235	0	*
NAMED SELLING STOCKHOLDERS (3)	8,704,471	40.9%	8,674,294	30,177	*
OTHER SELLING STOCKHOLDERS (4)	29,954	*	29,954	0	*

__________________
*Represents beneficial ownership of less than 1.0%.
(1)    Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.
(2)    Represents 400,000 shares held directly by Mr. Robins and 100,000 shares held by The Robins Family Trust dated September 8, 2021, of which Mr. Robins maintains beneficial ownership.
(3)    Includes the following 617 named non-affiliate persons, each of whom holds at least 1,000 Shares of Class A Common Stock: Paul Machle, The Malchow Family Protection Trust, Michael Pyle, Larry Augustin, Brandon Jung, Haydn Mackay, Matt Mullenweg, Mark Pundsack, Job van der Voort, Stanley Hu, Michael Alessio, Kamil Trzciński, Richard Pidgeon, Valery Sizov, Rocio M. van Nierop, Zach Holman, Marin Jankovski, Danielle Morrill, Wilson Lau, Douwe Maan, Richard Baum, Joseph Scheuermann, Ashley Smith, Josh Wrede, Technology Stock Holding Master Trust/Series Lawrence 2021 Trust, Mark Rogge, Courtland Smith, Ashish Kuthiala, David Somers, Phil Camillo, Evan Whelchel, Robert Speicher, Drew Blessing, Adam Olson, Jacob Schatz, Barbie Brewer, Paul Almeida, Jakub Bielecki, Randy Gottfried, Kenneth Johnston, Hui Qu, Jamie Hurewitz, Emily Kyle, Priyanka Sharma, Luke Kanies, Walter Zabaglio, Grzegorz Bizon, David Hong, Joshua Lambert, Urlocker – Armstrong Family Revocable Trust, dated July 13, 2004, Amarachi Nwaigwe, Gabriel Goncalves Nunes Mazetto, Bryan Wise, Jessica Mitchell, Ralf Gronkowski, Julie Armendariz, Taurie Davis, Andrew Newdigate, Taylor Murphy, Jensen Stava, Peter Goldberg, Jeremy Watson, Cindy Blake, Ivan Galea, Annabel Gray, Ben Kochie, Allie Marconi, Sindhu Srivastava, Mike Walsh, Stella Treas, Todd Stadelhofer, Nai-Pin (Kathy) Wang, Achilleas Pipinellis, Ralph Kompare, Jason Lenny, Brian Wald, Kristen McGoldrick Thomas, Mayank Tahilramani, David Gilbert, David Smith, Anthony Righetti, Mark Cesario, Sean McGivern, Sean Billow, Timo Schuit, Joe Drumtra, John May, Anthony Scafidi, Lyle Kozloff, Eric Brinkman, Luke Babb, Patrick Harlan, Adam Johnson, Paul Duffy, Peter McCracken Jr., James Ramsay, James Komara,

David Wells, Chris Cornacchia, Zeger-Jan van de Weg, Tim Zallmann, Michael Kozono, Rubén Dávila Santos, Christopher Lefelhocz, Douglas Alexandre, Castulo Matos, Kirsten Abma, Francis Aquino, Kevin Chu, Gabriel Weaver, Alan Geary, Laci Videmsky, Daniel Gordon, Elsje Smart, David Thomas, Lawrence Biegel, Christine Sturgis, Philippe Charriere, Tomasz Maczukin, Jacqueline Gragnola, Vivian Goetz, Hannah Schuler, Susannah Reed, Jan Provaznik, Victor Kai Yuen Wu, Eric Eastwood, Jeffrey Broussard, Sameer Kamani, Daniel Gruesso, Dalia Havens, Michael Lewis, Nasser Mohunlol, Fatih Acet, Jonathan Fullam, Vaibhav Kelkar, Steven Loyd, Thomas Plumadore, Lan Khanh Nguyen, Alexis Ginsberg, William Chia, Srunyu Stittri, Athar Hameed, Jordan Goodwin, Arthur Nasser, Lisa van de Kooij, Chris Maurer, John Jeremiah, Brittany Rohde, Christopher Nelson, Craig Barrett, Conor Brady, Jonathan Burghart, Brian Cupini, Patrick Deuley, Julie Manalo, Chester Nwachukwu, Ryan O’Nell, Robert Parker, Sophie Pouliquen, Phillip McKenzie Smith, Diana Stanley, Devin Sylva, William Turner, Sarah Waldner, Brett Walker, Luca Williams, Guenjun Yoo, Adrien Kohlbecker, Seth Berger, Adrian Waters, Fabio Busatto, Pablo Carranza Giotto, Tian (Melissa) Yue, Mathew Petrovick, James Ritchey, Ove Heigre, Marcus Gunter, Francis Potter, Mathews Benzaquen, William Wright, Surbhi Patel, Daniel Marquard, Joseph Miklos, Julie Blessing , Brenda Billingsley Trust , Rashmi Chachra, Lukas Eipert, José Torres, Leslie Blanchard, Dennis Tang, Roger Ostrander, Zoey Miranda, Jaroslava Kosanova, Emily von Hoffmann, Clement Ho, Ahmad Sherif, Alessio Caiazza, Sarah Orell, Rebecca Dodd, Dennis Appelt, Kyla Gradin, Michael Leutz, Israa Mahros-Hassan, Adam Mulvany, Daniel Parry, Kevin Pursel, Harish Ramachandran, Michael Snow, Ramona Elliott, Lucas Charles, Alex Hanselka, Carlos Bazan, Aricka Flowers, Ronny Koster, Michael Leopard, John Northrup, Rebecca Patching, David Schneider, Jesse Lovelace, Luke Bennett, Jacob Vosmaer, David Mack, Jordan Bushong, Anastasia Pshegodskaya, Chloe Whitestone, David Astor, Erica Lindberg, Leslie Banks, Technology Stock Holding Master Trust/Series Dybenko 2021 Trust, Mahesh Kumar, Scott McKee, Agnes Oetama, Matthew Walsh, Molly Young, Brent Caldwell, Ian Baum, Darby Frey, Mark Robinson, Rupert Douglas, Kerri Miller, Adam Pestreich, Mitchell Wright, Felipe Cardozo, Larissa Lane, David Mountney, Steve Grossman, Andreas Brandl, Christopher Anderton, Chris Ellinger, Hugo Azevedo, Tobias Thorslund, Simon Williams, Hugh Christey, Micael Bergeron, Jacie Bandur, Keanon O’Keefe, Emily Plotkin, Amanda Folson, Seth Engelhard, Jameson Burton, Jarek Ostrowski, Kripa Joshi, Charlie Ablett, Matija Čupić, Hans Frederiks, Sincheol Kim, Wei Meng Lee, Edward Slatt, Jan Urbanc, Davin Walker, Tiger Watson, Joseph Valeriano, Technology Stock Holding Master Trust/Series Ferguson 2021 Trust, Steve Azzopardi, Valerie Karnes, Clinton Sprauve, Antonio Mimmo, Jacqueline Bauer, Jacqueline Yeager, Alexander Cohen, Patricia Egan, Dimitrie Hoekstra, Timothy Hey, Nadia Vatalidis, Sarah Jones, Sarah Yasonik, Amelia Bauerly, Dylan Griffith, Edmond Chan, Daisy Miclat, Technology Stock Holding Master Trust/Series Honeycutt 2021 Trust, Michael Hamilton, Matt Doerfler, Philippe Lafoucrière, Pierre-Adrien Attouche, Peter DiStefano, Michael LeBeau, Brendan O’Leary, Marcus Stangl, Matthew Nguyen, Sarrah Vesselov, Cherry (Ming) Han, Matthew Beadle, Edward Cepulis, Adriano S. Fonseca, Matthew Gonzales, Alisha Rashidi, Farnoosh Seifoddini, Luke Stahlman, Samuel White, Thomas Woodham, April Hoffbauer, Thong Kuah, Mario de la Ossa, Oswaldo Ferreira, Đorđe Šumenković, Colin Fletcher, Craig Gomes, Rickie Buerer, Technology Stock Holding Master Trust/Series Rice 2021 Trust, Andrew Thomas, Wei Zhao, John Hampton, Brian Neel, Ron Stroschein, Chet Backman, Amarbayar Amarsanaa, Matthew Ramirez, Michael Karampalas, Rachel Nienaber, Raymond Paik, Glenn Perez, Nikolas Sarosy, Erich Wegscheider, Traci Robinson-Williams, Kimberly Lock, Steve Xu, Katherine Okpara, Brandon Greenwell, Akeela Logan, Kristine Setschin, Cynthia Walsh, Anthony Sandoval, Amy Waller, Jack Caine, Sara Davila, John Hope, Sami Hiltunen, Joseph Davidson, Rashad Bartholomew, Sharif Bennett, John Brennan, Alexander Buijs, John Coghlan, Zachary Gaston, Kelly Hair, James Reid, Gilbert Roulot, John Skarbek, Joyce Tompsett, Melia Vilain, Jennifer Cordz, Brian Glanz, Yi Sun, Derek Knox, Kimberly Stithem, Kevin Vogt, Valerie Silverthorne, Changzheng Liu, Helen Ortel, Borivoje Tasovac, Davis Townsend, Michael Lunøe, Justin Boyson, Christine Yoshida, Kaleb Hill, Kevin Harris O’Kelley, Christopher Timberlake, Melissa Ushakov, Hannah Woodward, Sean Arnold, Ryan Caplin, Paul Okstad, Heather Simpson, Hannah Sutor, Lorna Webster, John Feeney, Robert Marquez, Winfried Hellmann, Filipa Lacerda, Jay Thomas-Burrows, Nicholas Nguyen, Timothy Poffenbarger, Michael Scarnato, Samuel Goldstein, Melissa Farber, Michael Greiling, Trust Ogor, Steven Pestorich, Jean du Plessis, Thomas Randolph (TECHNOLOGY STOCK HOLDING MASTER TRUST/SERIES RANDOLPH 2021 TRUST), Karlia Kue, Sara Kassabian, Emilie Schario, Kyle Mann, Joshua Alex, Michael Terhar, James Bernstein, Jennifer Blanco, Juan Broullon, Anthony Carella, Robert Clark, Christiaan Conover, Niall Cregan, Nicolas Boris Dular, Luke Duncalfe, Richard Kahn, Matthias Käppler, Markus Koller, Sanad Hussain Liaquat, Simon Mansfield, Antony Saba, Usha Swaminathan, Rayana Verissimo Pereira, Martin Wortschack, Enrique Alcántara, Peter Kunkli, Chris Wilson, Christine Buchanan, Christine Lee, Can Eldem, Tali Lavi, Jennifer Louie, Maria Vrachni, Robert Mitchell, Brett Gadberry, Nam-ho Kim, Devin Harris, Joel Krooswyk, Reuben Pereira, Kyle Smith, Samuel Kerr, Jenny Beauregard Chapman, Benjamin Hong, Munir Khan, Bradley David Andersen, Steven Challis, Roman Kuba, Darwin Sanoy, Joanna Shih, Erika Graves, Kristen Sundberg, Cassiana Gudgenov, Indre Kryzeviciene, Kathleen Tam, Timothy Andrew, Nout Boctor-Smith, Reshmi Krishna, Woosang Lee, Darren Murph, David Sakamoto, Vladimir Ten, Anthony Feldman, Elizabeth Church, Paul Oakley, Mike Bartlett, Jeff Lackey, Nico Ochoa, Madeline Hennessy, John Cai, Jeffrey Smits, Christopher Mayer, Melissa Robinson, Evgenija Petreska, Ross Fuhrman, Fabio Pitino, Jeffrey Crow, Seán Delea, Amanda Hughes, Evan Mathis, Jamie Carey, Matthew Macfarlane, Honora Duncan, Joseph Randazzo, Michael Jang, Scott Stern, Alishan Ladhani, Paweł Chojnacki, Dhiraj Bodicherla, Sebastián Arcila, Samuel Awezec, Yi Jung Chen, Omar Fernandez, Manuel Kraft, Sarina Kraft, Scott Larson, Daniel Mora, Amy Morris-Furman , Leigh Meredith Motheral, Matthew Nohr, Tanya Pazitny, Tristan Read, Anthony Ogunbowale Thomas, Julian Thome, Andrew Winata, Philip Wieczorek, Julie O’Keeffe, Technology Stock Holding Master Trust/Series Saunders 2021 Trust, Catarina Ferreira, Daniel Foley, Dmitrii Gruzd, Dave Lewis, Anja Loether, Parul Luthra, Carrie Nicholson, Teagan Shurtleff, Nadiia Udalova, Jérémy Matos, Jeff Beaumont, Philip Zona, Tiago Botelho, Brandon Lyon, Julia Baum , Harrison Max , Kyle Max , Cheryl Rodness , Andrei Stoicescu, Tina Morwani Ramnani, Cameron McFarland, Bryce Johnson, Andrii Volianiuk, Jacob Burden, Muhammadyasir Dewji, Sophie Hamann, Mark Williams, Lauren Barker, James Johnson, Christopher Wang, Garry Judy, Emily Sybrant, Sujeevan Vijayakumaran, Aakriti Gupta, Juan Ramirez Uribe, Aashish Sharma, Sasha Bannister, Andrej Kiripolský, Jay Stemmer, Robyn Hartough, Vijay Hawoldar, Thiago Figueiro, Kevin Dietz, Noel Figuera, Timmothy Ideker, Frederick Kurniadi, Nichole LaRue, Virendra Rana, Paul Schofield, Suzanna Verdin, Michael Walker, Jennifer Garcia, Amy Brandenburg, David Russell Haines, Ann Tiseo, Jeremy Jackson, Ashley Campbell, Max Woolf, Kaley Johnson, Maggie Barnes, Chantal Rollison, Connor Shea, Paul Slaughter, Aletha Alfarania, Meritxell Gil Galindo, Eli Kastelein, Christine Machado, Alexandra Martin, Bryan May, Craig Furman, Sarah Bailey, Claudia Beer, Ngai Long Chan, Alberto Ramos Fernandez, Ming Rong Jonathan Lim, Emily Rodriguez, Michael Scott, Sofija Simunec, Jenny Tiemann, Pow Sern Chiang, Kelsey Steyn, Cindy Nunez, Blair Lunceford, Simon Poon, Nadzeya (Nadia) Sotnikova, Min Soo Han, Meng Chi La Piana, Thomas La Piana, Ross Mawhinney, Ryan Ragozzine, Corinne Sapolu, Douglas Stull, Jr., Joseph Swain, Danae Villarreal, Sarah Daily, Dallas Reedy, Rachel Fuerst, Eduardo Felipe Ewert Bonet, Kurt Christopher Dusek, Ross Hendrick, Jo-Ming Huang, Roos Takken, Amy Troschinetz, Corinna Wiesner. Technology Stock Holding Master Trust/Series Ferguson 2021 Trust, Technology Stock Holding Master Trust/Series Honeycutt 2021 Trust, Technology Stock Holding Master Trust/Series Lawrence 2021 Trust, Technology Stock Holding Master Trust/Series Rice 2021 Trust, and Technology Stock Holding Master Trust/Series Saunders 2021 Trust.
(4)    Includes 63 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our Class A common stock.

    PLAN OF DISTRIBUTION
We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.
The Shares offered by this prospectus may be sold from time to time to purchasers:
●    directly by the Selling Stockholders, or
●    through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.
The Shares may be sold in one or more transactions at:
●    fixed prices;
●    prevailing market prices at the time of sale;
●    prices related to such prevailing market prices;
●    varying prices determined at the time of sale; or
●    negotiated prices.
These sales may be effected in one or more transactions:
●    on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq;
●    in the over-the-counter market;
●    in transactions otherwise than on such exchanges or services or in the over-the-counter market;
●    any other method permitted by applicable law; or
●    through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

    LEGAL MATTERS
The validity of the Shares of our Class A common stock offered hereby has been passed upon by Fenwick & West LLP, Mountain View, California. As of the date of this prospectus, individuals and entities associated with Fenwick & West LLP beneficially own an aggregate of 11,986 shares of our common stock.
    EXPERTS
The consolidated financial statements of GitLab Inc. as of January 31, 2021 and 2020 and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
    INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
(a)    The Registrant’s Prospectus filed on October 14, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-259602), which contains the Registrant’s audited financial statements for the latest fiscal year for which such financial statements have been file;
(b)    The Registrant’s Quarterly Report on Form 10-Q filed on December 6, 2021 for period ended October 31, 2021; and
(c)    The description of the Registrant’s Class A Common Stock which is contained in a registration statement on Form 8-A filed on October 8, 2021 (File No. 001-40895) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
    WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at https://about.gitlab.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to: Attention Chief Legal Officer, at reach.gitlab@GitLab.com.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registration Information and Employee Plan Annual Information.*
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●    The Registrant’s Prospectus filed on October 14, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-259602);

●    The Registrant’s Quarterly Report on Form 10-Q filed on December 6, 2021 (File No 001-40895).

●    The description of the Registrant’s Class A Common Stock which is contained in a registration statement on Form 8-A filed on October 8, 2021 (File No. 001-40895) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
As of the date of this registration statement, individuals and entities associated with Fenwick & West LLP beneficially own an aggregate of 11,986 shares of our common stock.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).
As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation that will be in effect immediately prior to the consummation of the Registrant’s initial public offering contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director to the fullest extent permitted by law. As permitted by the DGCL, the Registrant’s restated bylaws that will be in effect immediately prior to the consummation of the Registrant’s initial public offering provide that:
●    the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;
●    the Registrant may indemnify its other employees and agents as set forth in the DGCL;
●    the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and
●    the rights conferred in the restated bylaws are not exclusive.
The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, executive officer, or employee of the Registrant regarding which indemnification is sought. The indemnification provisions in the Registrant’s amended and restated certificate of incorporation and restated bylaws and the indemnification agreements entered into may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The Registrant has directors’ and officers’ liability insurance for its directors and officers.
Certain of the Registrant’s directors are also indemnified by their employers with regard to their service on the Registrant’s board of directors.
Item 7. Exemption from Registration Claimed.
The issuance of the Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.
    EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-40895	3.2	December 6, 2021

4.2	Restated Bylaws of the Registrant, as currently in effect.	10-Q	001-40895	3.3	December 6, 2021

4.5	Form of Registrant’s Class A Common Stock Certificate.	S-1/A	333-259602	4.1	October 4, 2021

4.6	GitLab Inc. 2015 Equity Incentive Plan, as amended, and forms of equity agreements thereunder.	S-1	333-259602	10.2	September 17, 2021

5.1*	Opinion of Fenwick & West LLP.

23.1*	Consent of Fenwick & West LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).
______________
*Filed herewithin

Item 9. Undertakings.
A.    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 8 day of December, 2021.

GITLAB INC.

By:	/s/ Sytse Sijbrandij
Sytse Sijbrandij
Chief Executive Officer

    POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sytse Sijbrandij, Brian Robins and Robin Schulman, as their true and lawful attorneys-in-fact, proxies, and agents, each with full power of substitution, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, proxies, and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies, and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Sytse Sijbrandij	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	December 8, 2021
Sytse Sijbrandij

/s/ Brian Robins	Chief Financial Officer (Principal Financial Officer)	December 8 , 2021
Brian Robins

/s/ Dale Brown	Principal Accounting Officer	December 8, 2021
Dale Brown

/s/ Sundeep Bedi	Director	December 8, 2021
Sundeep Bedi

/s/ Karen Blasing	Director	December 8, 2021
Karen Blasing

/s/ Sue Bostrom	Director	December 8, 2021
Sue Bostrom

/s/ David Hornik	Director	December 8, 2021
David Hornik

/s/ Matthew Jacobson	Director	December 8, 2021
Matthew Jacobson

/s/ Merline Saintil	Director	December 8, 2021
Merline Saintil

/s/ Godfrey Sullivan	Director	December 8, 2021
Godfrey Sullivan